As filed with the Securities and Exchange
                   Commission on May 15, 1997

                                        Registration No. 333-
                                        ----------------

                        ----------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                        ----------------

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         THE KROGER CO.
     (Exact name of registrant as specified in its charter)

            Ohio                            31-0345740
-------------------------------          ----------------
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

1014 Vine Street, Cincinnati, Ohio              45202
----------------------------------------      ---------
(Address of Principal Executive Offices)      (Zip Code)


                         The Kroger Co.
                  1997 Long-Term Incentive Plan
                 -----------------------------
                      (Full title of Plan)

                         Paul W. Heldman
          Vice President, Secretary and General Counsel
                         The Kroger Co.
                        1014 Vine Street
                     Cincinnati, Ohio  45202
            --------------------------------------
             (Name and address of agent for service)

                         (513) 762-4000
 ------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                 Proposed       Proposed
                                 Maximum        Maximum
Title Of          Amount         Offering       Aggregate     Amount of
Securities To     To be          Price          Offering      Registration
Be Registered     Registered     Per Share<F1>  Price<F1>     Fee

Common Stock      10,000,000     $27            $270,000,000  $81,818.18
$1 Par Value      shares

Preferred Stock
Purchase Rights   <F2>           <F2>           <F2>          <F2>
------------------------------------------------------------------------------

<F1> Estimated solely for the purpose of calculating the
     registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on May 14, 1997, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street Journal.
                               -----------------------

<F2> Preferred Stock Purchase Rights will be issued in a number equal to the shares of Common Stock to be issued for no additional consideration and therefore no registration fee is required. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents filed by The Kroger Co. ("Kroger" or "Registrant") with the Securities and Exchange Commission
("Commission") are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 28, 1996;

          2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended
     ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to above; and

          3. The description of Kroger Common Stock contained in Kroger's registration statement filed pursuant to
     Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by Kroger pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Kroger Common Stock offered hereby have been sold or which withdraws from registration such shares of Kroger Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Kroger's consolidated balance sheet as of December 28, 1996 and December 29, 1995, its consolidated statements of operations and accumulated earnings (deficit), and cash flows for each of the three years in the period ended December 28, 1996 and its consolidated financial statement schedules, which appear in Kroger's Annual Report on Form 10-K for the fiscal year ended December 28, 1996 incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     Documents incorporated herein by reference in the future will include financial statements, related schedules and auditors' reports, which financial statements and schedules will have been examined to the extent and for the periods set forth in such opinions by the firm or firms rendering such opinions, and, to the extent so examined and consent to incorporation by reference given, will be incorporated herein by reference in reliance upon such opinions given upon authority of such firms as experts in accounting and auditing.

     A legal opinion to the effect that the shares of Kroger Common Stock offered hereby have been duly authorized and that, when they are issued in accordance with the terms of the 1997 Long-Term Incentive Plan, they will be validly issued and outstanding, fully paid and nonassessable, has been rendered by Paul W. Heldman, Esquire, Vice President, Secretary and General Counsel of Kroger. As of April 30, 1997, Mr. Heldman owned approximately 20,438 shares of Kroger Common Stock and held options to acquire 240,000 shares of Kroger Common Stock.


Item 6.  Indemnification of Directors and Officers.

     Under Kroger's Regulations (by-laws), each present or former director, officer or employee of Kroger and each person who is serving or shall have served at the request of Kroger as a director, officer or employee of another corporation (and his or her heirs, executors or administrators) shall be indemnified by Kroger against expenses actually and necessarily incurred by him or her, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he or she is or may be made a party by reason of being or having been such director, officer or employee, provided (1) he or she is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his or her duty to Kroger or such other corporation, (2) he or she is determined to have acted in good faith in what he or she reasonably believed to be the best interest of Kroger or of such other corporation, and (3) in any matter the subject of a criminal action, suit, or proceeding, he or she is determined to have had no reasonable cause to believe that his or her conduct was unlawful. See also Ohio Revised
                                       --- ----
Code, Section 1701.13.

     The foregoing indemnification provisions are not exclusive of any other rights to which such director, officer or employee may be entitled under Kroger's Articles of Incorporation or Regulations, any agreement, any insurance purchased by Kroger, any vote of shareholders or otherwise.

     Kroger has purchased insurance insuring officers and directors of the company against certain liabilities incurred in their capacities as such in order to insure Kroger against any payments which it is obligated to make to such persons under the foregoing indemnification provisions.




Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The exhibits listed in the Index of Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement:

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                           -----------

     The Registrant.  Pursuant to the requirements of the
     --------------
Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 15, 1997.

                                  THE KROGER CO.


                                  By           *
                                    -------------------------
                                     Joseph A. Pichler, Chairman
                                    of the Board of Directors
                                    and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 15, 1997.

Signature                          Title
----------                         -------

             *
---------------------------   Group Vice President and
W. Rodney McMullen            Chief Financial Officer
                              (principal financial officer)

             *
---------------------------   Vice President and Corporate
J. Michael Schlotman          Controller
                              (principal accounting
                               officer)

             *
---------------------------   Chairman of the Board of
Joseph A. Pichler             Directors and Chief Executive
                              Officer
                              (principal executive officer)

             *
---------------------------   President, Chief Operating
David B. Dillon               Officer and Director


             *
---------------------------   Director
Reuben V. Anderson


             *
---------------------------   Director
John L. Clendenin

             *
---------------------------   Director
Richard W. Dillon

             *
---------------------------   Director
John T. LaMacchia

             *
---------------------------   Director
Edward M. Liddy

---------------------------   Director
Patricia Shontz Longe

             *
---------------------------   Director
Clyde R. Moore

             *
---------------------------   Director
T. Ballard Morton, Jr.

             *
---------------------------   Director
Thomas H. O'Leary

             *
---------------------------   Director
John D. Ong

             *
---------------------------   Director
Katherine D. Ortega

---------------------------   Director
Martha Romayne Seger

             *
---------------------------   Director
James D. Woods

*By (Bruce M. Gack)
    -----------------------
    Bruce M. Gack
    Attorney-in-fact

                        INDEX OF EXHIBITS
                       ------------------


Exhibit 4.1 Provisions of amended Articles of Incorporation. Incorporated by reference to Exhibit 3(a) of Kroger's Current Report on Form 8-K dated
               April 16, 1997.  Provisions of Regulations
               (by-laws) of The Kroger Co. defining the rights of security holders. Incorporated herein by reference to Exhibit 4.2 of Kroger's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 28, 1993 and bearing Registration No. 33-57552.

Exhibit 4.2    The Kroger Co. 1997 Long-Term Incentive Plan.
               Filed herewith.

Exhibit 5 Opinion of Paul W. Heldman, Esquire, with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1   Consent of Coopers & Lybrand L.L.P., Independent
               Accountants.  Filed herewith.

Exhibit 23.2 Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of Kroger. Filed herewith.